EXHIBIT 10.4

                                      MANAGEMENT INCENTIVE COMPENSATION PLANS

                                                     (SUMMARY)

         The Registrant has established a Directors' Incentive Compensation Plan and an Officers' Incentive Compensation Plan pursuant to which portions of directors' fees and certain officers' cash awards, respectively, are determined based upon various performance measures of the Registrant's operating subsidiaries. Target levels of performance goals are determined by the Registrant's Board of Directors on an annual basis.



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